Exhibit 99.1

For Immediate Release	News Release Contacts: Ken Dennard, DRG&L (832) 594-4004

MEN’S WEARHOUSE DECLARES QUARTERLY CASH DIVIDEND

HOUSTON — September 25, 2012 - Men’s Wearhouse (NYSE: MW) announced that its Board of Directors declared a quarterly cash dividend of $0.18 per share on the Company’s common stock, payable on December 21, 2012 to shareholders of record at the close of business on December 11, 2012.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 1,153 stores.  The Men’s Wearhouse, Moores and K&G stores carry a full selection of men’s designer, brand name and private label suits, sport coats, furnishings and accessories and Men’s Wearhouse and Tux stores carry a limited selection.  Most K&G stores carry a full selection of women’s apparel.  Tuxedo rentals are available in the Men’s Wearhouse, Moores and Men’s Wearhouse and Tux stores.  Additionally, Men’s Wearhouse operates a global corporate apparel and workwear group consisting of Twin Hill in the United States and Dimensions, Alexandra and Yaffy in the UK.

For additional information on Men’s Wearhouse, please visit the Company’s websites at www.menswearhouse.com, www.kgstores.com, www.mooresclothing.com, www.twinhill.com, www.dimensions.co.uk and www.alexandra.co.uk.